EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

                                                       STATE OR JURISDICTION
                SUBSIDIARY                                 OF INCORPORATION
--------------------------------------------------------------------------------
Pinnacle Towers LLC                                Delaware
Pinnacle St. Louis LLC                             Delaware
Intracoastal City Towers LLC                       Delaware
Pinnacle San Antonio L.L.C.                        Delaware
Pinnacle Towers Canada Inc.                        New Brunswick, Canada
Radio Station WGLD LLC                             Delaware
High Point Management Co. LLC                      Delaware
ICB Towers, LLC                                    Georgia
AirComm of Avon, L.L.C.                            Connecticut
Interstate Tower Communications LLC                Delaware
Tower Systems LLC                                  Delaware
Tower Technology Company of Jacksonville LLC       Delaware
Coastal Antennas LLC                               Delaware
Pinnacle Towers III LLC                            Delaware
Coverage Plus Antenna Systems LLC                  Delaware
Pinnacle Towers IV Inc.                            Florida
Pinnacle Towers Limited                            United Kingdom
Pinnacle Towers V Inc.                             Florida
Shaffer & Associates, Inc.                         Illinois
Sierra Towers, Inc.                                Texas
Concorde Swindon Limited                           United Kingdom
Pinnacle Towers Acquisition Holdings LLC           Delaware
Pinnacle Towers Acquisition LLC                    Delaware
Towers Finco LLC                                   Delaware
Global Signal Holdings I LLC                       Delaware
Global Signal Holdings II LLC                      Delaware
Global Signal Services LLC                         Delaware
Global Signal GP LLC                               Delaware
Global Signal Operating Partnership, L.P.          Delaware